EXHIBIT 10.10

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the
Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

between

Cougar Biotechnology Inc.
10940 Wilshire Blvd., Suite 600
Los Angeles, CA 90024
USA

(Referred to as Cougar)

and

LEO Pharma A/S
Industriparken 55
2750 Ballerup
Denmark

(Referred to as LEO)

(LEO and Cougar are hereinafter collectively referred to as the Parties and individually as a Party)

TABLE OF CONTENTS

1. DEFINITIONS	3

2. GRANT OF LICENSE	5

3. OBLIGATIONS OF COUGAR	5

4. ROYALTIES AND OTHER CONSIDERATION	6

5. OWNERSHIP AND PROSECUTION OF PATENT RIGHTS	8

6. INFRINGEMENT OF THE PATENT RIGHTS BY A THIRD PARTY	8

7. INFRINGEMENT OF A THIRD PARTY’S RIGHT BY THE PATENT RIGHTS OR A PRODUCT	9

8. WARRANTIES	10

9. INDEMNIFICATION	10

11. CONFIDENTIALITY	12

12. SUBLICENSING AND ASSIGNMENT	13

13. TERM AND TERMINATION	13

14. RIGHTS AND OBLIGATIONS AFTER TERMINATION OF THE AGREEMENT	14

15. GOVERNING LAW AND VENUE	14

16. FORCE MAJEURE	15

17. MISCELLANEOUS	15

18. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS	16

This Agreement (hereinafter referred to as this "Agreement"), effective as of this June 27, 2005 (the ”Effective Date”), is entered into by and between LEO Pharma A/S, a corporation having its principal office at Industriparken 55, 2750 Ballerup, Denmark (hereinafter referred to as “LEO”), and Cougar Biotechnology Inc., a corporation duly organized and existing under the laws of the State of California with head quarters at 10940 Wilshire Blvd., Suite 600, Los Angeles, CA 90024, USA (”Cougar”).

WHEREAS
LEO Pharma A/S is the sole owner of Patent Rights, Know-how and Regulatory Information relating to Seocalcitol

WHEREAS
Cougar wishes to license such Patent Rights, Know-how and Regulatory Information from LEO

NOW THEREFORE
The Parties have agreed as follows:

1. DEFINITIONS

“Affiliate” shall mean with respect to either Party, any entity that directly or indirectly controls, is controlled by, or is under common control with such Party.

“Commercially Reasonable and Diligent Efforts” shall mean such diligent and conscientious endeavors as, consistent with standards of good faith and reasonableness under the attendant circumstances, are appropriate to attempt to accomplish the stated result and which include a thorough, vigorous and diligent program for exploitation of the Patent Rights as timely and efficiently as possible. Such program shall include the clinical development, including research and development, manufacturing, laboratory and clinical testing as well as marketing using such efforts and resources as are commonly used in the pharmaceutical industry for an ethical drug of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability and all other relevant factors.

“Epi-Seocalcitol” shall mean the active substance known under the chemical name 1(S),3(R)-dihydroxy-20(S)-(5’-ethyl-5’-hydroxy-hepta-1’(E), 3’(E) - dien-1’-yl)-9,10-secopregna-5(Z),7(E),10(19)-triene, which is an analogue of vitamin D.

“Field of Use” shall mean all uses.

“Know-how” shall mean all information regarding Seocalcitol and other compounds and uses covered by Patent Rights (except information contained in the Patent Rights and Regulatory Information) such as but not limited to reports, protocols, publications, trade secrets, manufacturing information, data, compounds, processes, formulae, formulations, materials, devices, systems, biological samples, tissues, intermediates, notes, records, confidential information, whether in written or verbal form (other than as disclosed in the Patent Rights or Regulatory Information) which LEO has the right to disclose to Cougar.

“Net Sales” shall mean the total gross receipts for sales of Product(s) to the market by or on behalf of Cougar or any of its sublicensees, whether invoiced or not, less only the sum of the following: (a) usual trade discounts to customers;(b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales; (c) outbound transportation prepaid or allowed and transportation insurance; (d) amounts allowed or credited on returns; (e) bad debt deductions actually written off during the accounting period; (f) sales commissions; and (g) packaging and freight charges.

“New Drug Application” shall mean a New Drug Application as defined in 21 C.F.R. § 314.50 et. seq. and filed with the Food and Drug Administration in compliance with applicable laws and regulations to obtain approval to market a pharmaceutical product in the United States.

“Patent Rights” shall mean all patents and patent applications that include Seocalcitol or its manufacture or use owned or controlled by LEO prior to or during the term of this Agreement and include:

i)	those patents and patent applications listed in the enclosed Appendix A; and
ii)
any other United States or foreign patent applications or patents that claim priority to any of the patents or applications listed in Appendix A and Appendix B, together with any and all patents issuing thereon, including continuations, continuations-in-part, divisionals, reexaminations, extensions, and reissue applications and any United States or foreign patents granted upon such applications, all of which shall be deemed added to Appendix A and Appendix B.

“Product” shall mean any pharmaceutical product based on the Patent Rights, the Know-how or the Regulatory Information, including Seocalcitol, whether alone or in combination with other active or inactive ingredients, and any salts or derivatives of such Product and shall include combination products.

“Regulatory Information” shall include all data, information, submissions and rights related to preparing for and seeking regulatory approval for a Product in the Territory, including but not limited to Orphan Drug Designations, pre-clinical or clinical protocols and data resulting from or relating to pre-clinical or clinical trials and all Investigational New Drug Applications ("INDs"), New Drug Applications ("NDAs") and and their non-US counterparts existing prior to or during the term as specified in Appendix C..

“Seocalcitol” shall mean the active substance known under the chemical name 1(S),3(R)-dihydroxy-20(R)-(5’-ethyl-5’-hydroxy-hepta-1’(E), 3’(E) - dien-1’-yl)-9,10-secopregna-5(Z),7(E),10(19)-triene, which is an analogue of vitamin D.

“Territory” shall mean the world.

“Third Party” means any party other than LEO, Cougar and their respective Affiliates.

2. GRANT OF LICENSE

2.1.1 Exclusivity.
Subject to all of the terms and conditions of this Agreement, and as of the Effective Date, LEO hereby grants to Cougar an exclusive license to and under the Patent Rights listed in Appendix A, Regulatory Information and Know-how to a) make, have made, use, lease, sell, and/or import the Product in the Field, in the Territory; and b) to sublicense to third parties the rights granted under subsection (a) of this Section 2.1.1.

2.1.2 Exclusivity to Epi-Seocalcitol.
Subject to all of the terms and conditions of this Agreement, and as of the Effective Date, LEO hereby grants to Cougar an exclusive license to the rights pertaining to Epi-Seocalcitol under the Patent Rights listed in Appendix B, Regulatory Information and Know-how to a) make, have made, use, lease, sell, and/or import the Product in the Field, in the Territory; and b) to sublicense to third parties the rights granted under subsection (a) of this Section 2.1.2.

2.2 Research.
Notwithstanding the license being exclusive, LEO is not prevented from use of the Patent Rights and the Know-how in connection with its own internal research and development activities irrespective of field or area.

2.3 No warranty.
LEO does not warrant that the Patent Rights, to the extent such rights have not been issued at the time of this Agreement entering into force, will be issued.

3. OBLIGATIONS OF COUGAR

3.1 Product
Cougar covenants to LEO that it will use Commercially Reasonable and Diligent Efforts to develop, market, promote and sell a Product. Cougar shall notify LEO of any launch of a Product.

In the event of Cougar deciding not to exploit the Patent Rights, Know-how or Regulatory Information further for at least one Product, Cougar shall without undue delay inform LEO of its decision and Cougar shall hereafter be entitled to terminate this Agreement. In addition, in the event that Cougar is finally judicially determined to be in breach of the above covenant, then LEO shall thereafter be entitled to terminate this Agreement.

3.2 Development Plan and Progress Report
Cougar shall within six month from the execution of this Agreement provide LEO with a full development plan. The development plan shall inter alia include tentative dates for the milestones mentioned in Section 4.1 (b) to 4.1 (f). Also this plan is to be updated yearly by Cougar and forwarded to LEO.

Cougar shall provide LEO with a yearly progress report on the status of the commercial development of the Patent Rights and the Know-how. This yearly progress report shall be due every year on the anniversary of the commencement of this Agreement.

3.3 Trademarks etc.
Cougar shall not in any way use directly or indirectly the name, logo or other marks of LEO or any adaptation of them in any marketing, advertising, promotional or sales literature without the prior written consent of LEO.

Cougar is, however, entitled to use the name Seocalcitol in connection with the Patent Rights and a Product.

4. ROYALTIES AND OTHER CONSIDERATION

4.1 Consideration for the license
In consideration of the rights granted under this Agreement Cougar shall pay to LEO the following:

(a)	Two hundred fifty thousand Dollars (USD250,000) upon commencement of this Agreement;

(b)	[***] upon completion of a Cougar sponsored (or sublicensee sponsored) Phase II Proof of Concept trial with a Product that achieves its primary endpoint as defined in the study protocol;

(c)	[***] upon the dosing of the first patient with a Product in a Cougar sponsored (or sublicensee sponsored) pivotal Phase III clinical trial;

(d)	[***] upon submission of the first Cougar sponsored (or sublicensee sponsored) New Drug Application by the Food and Drug Administration with a Product;

(e)	[***] upon the final approval by the Food and Drug Administration of the first Cougar sponsored (or sublicensee sponsored) New Drug Application for a Product; and

(f)	[***] upon the first final approval by the applicable regulatory agency in the European Union of the first Cougar sponsored (or sublicensee sponsored) application for a Product.

Payment shall be made within 15 (fifteen) working days from the date mentioned in the relevant section by bank transfer to such bank account as designated by LEO in writing.

4.2 Royalty
4.2.1  Cougar shall pay to LEO a royalty equal to [***] of Net Sales by Cougar of Product during the term of the license. In the event that Cougar sublicenses the license, Cougar shall pay to LEO an amount equal to [***]% of the royalties received by Cougar from sales of Products by any sublicense, of Product in such country where said sale occurred, however no less than [***] % of Net Sales by such sublicense. It is understood that the primary consideration for the royalty payment is the transfer of Regulatory Information to Cougar, and that the payment of the portion of the royalty which represents the consideration for transfer of the Patent Rights is being apportioned over the term of the license for the convenience of the parties.

4.2.2 The royalty shall be payable upon each 31 March, 30 June, 20 September and 31 December.

4.2.3  Each payment shall be accompanied by a statement containing item description, quantity sold, sales value and currency.

4.2.4 Cougar shall keep complete and accurate books and records in respect of all payments made in accordance with this Agreement, and LEO shall be entitled to inspect such books and records upon reasonable notice and during normal business hours.

4.2.5 The sale of a Product, whether by Cougar or its sublicensees, shall be counted only once in calculating Net Sales for royalty payments, and will be counted upon the first delivery or invoice. No multiple royalties shall be payable because any Products, their manufacture, use, lease or sale are or shall be covered by more than one patent application, patent or certificate of registration licensed under this Agreement.

4.2.6  In the event that a Product is sold in the form of a combination product containing one or more products or technologies which are themselves not a Product, the Net Sales for such combination product shall be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price of the Product or fair market value of the Product and B is the total invoice price of the other products or technologies or the fair market value of the other products or technologies. In the case of a combination product which includes one or more Products, the Net Sales for such combination product upon which the royalty due to LEO is based shall not be less than the normal aggregate Net Sales for such Product.

4.2.7 (i) With respect to Products used to treat tumors or cancer, to the extent that Cougar or its sublicensee is required by order or judgment of any court in any jurisdiction, or if Cougar determines in its reasonable discretion that it is necessary, to obtain a license from a third party in order to practice the Patent Rights, the Know-how or the Regulatory Information, then [***] percent [***] of the royalties payable under such license in such jurisdiction may be deducted from royalties otherwise payable to LEO. (ii) With respect to Products used to treat diseases other than tumors or cancer, to the extent that Cougar or its sublicensee is required by order or judgment of any court in any jurisdiction, or if Cougar and LEO together agree that it is necessary to obtain a license from a third party in order to practice the Patent Rights, the Know-how or the Regulatory Information, then [***] percent [***] of the royalties payable under such license in such jurisdiction may be deducted from royalties otherwise payable to LEO.

4.2.8 Should a compulsory license required by law be granted to a Third Party in any country of the Territory under Patent Rights licensed hereunder to Cougar, then the Royalty Rate payable under Section 4.2.1 shall be adjusted to match any lower rate granted to the Third Party for such country.

4.3 Method of payment
Any payment made in accordance with this Agreement shall be made by bank transfer to such bank account as designated by LEO in writing.

4.4 Taxes
All payments made in accordance with this Agreement are exclusive of value added tax, and when making a payment Cougar shall also pay any value added tax payable.

All taxes to be paid by Cougar as a consequence of this Agreement are of no relevance to LEO.

5. OWNERSHIP AND PROSECUTION OF PATENT RIGHTS

5.1 Ownership
LEO shall remain the full owner of the Patent Rights and has full control over the Patent Rights. However, upon request from Cougar, LEO shall be obliged to perform the necessary actions in order to maintain the Patent Rights and to file or prosecute patent applications relating to the Patent Rights. LEO will take into account the comments and requests of Cougar with respect thereto, and both parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of Patent Rights.

LEO agrees to keep Cougar reasonably well informed with respect to the status and progress of any such applications, prosecutions and maintenance activities and to consult in good faith with Cougar and take into account Cougar’s comments and requests with respect thereto.

Prior to any abandonment of any patents or patent applications in the Patent Rights, LEO shall give Cougar at least sixty (60) days notice and a reasonable opportunity to take over prosecution of such Patent Rights. In such event, Cougar shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such Patent Rights under its own control and at its expense and LEO shall then have no further rights in such application or patent. The Parties agree to cooperate in such activities including execution of any assignments or other documents necessary to enable Cougar to obtain and retain sole ownership and control of such Patent Rights. LEO agrees to be named as a party on any document or legal action desired or necessary to prosecute or enforce Patent Rights.

5.2 Costs
All costs in relation to the maintenance of the Patent Rights shall be borne by Cougar.

6. INFRINGEMENT OF THE PATENT RIGHTS BY A THIRD PARTY

6.1 Information and consultation
Cougar and LEO shall promptly provide written notice, to the other Party, of any alleged infringement by a Third Party of the Patent Rights and provide such other Party with any available evidence of such infringement. LEO and Cougar shall consult one another in a timely manner concerning any appropriate response to the infringement.

6.2. Prosecution and/or defence.
LEO is entitled, at its sole discretion, to respond to an alleged infringement of the Patent Rights. However, during the term of this Agreement, LEO shall upon request from Cougar be obliged to prosecute and/or defend any infringement of the Patent Rights, and, using counsel acceptable to both Cougar and LEO. Cougar shall have the right to participate in all aspects of the action. All costs in relation to prosecution and/or defence of the Patent Rights initiated upon the request of Cougar shall be borne by Cougar, and any recovery of damages shall be retained entirely by Cougar.

6.3 Cooperation
In any suit to enforce and/or defend the Patent Rights pursuant to this Agreement, Cougar and LEO shall cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

7. INFRINGEMENT OF A THIRD PARTY’S RIGHT BY THE PATENT RIGHTS OR A PRODUCT

7.1 Information and consultation
Cougar and LEO shall promptly provide written notice, to the other Party, of any alleged infringement of a Third Party by the Patent Rights or a Product and provide such other Party with any available evidence of such infringement. LEO and Cougar shall consult one another in a timely manner concerning any appropriate response to the infringement.

7.2 Modification of Products
Cougar may, in its sole discretion, modify the Product to avoid such infringement.

7.3 Defence by Cougar.
In the event that a claim or suit is asserted or brought against Cougar alleging that the manufacture or sale of any Product by Cougar, an Affiliate of Cougar, or any sublicensee, or the use of such Product by any customer of any of the foregoing, infringes proprietary rights of a third party, Cougar shall give written notice thereof to LEO. Any such claim or suit shall be handled by Cougar at the discretion of Cougar, and all costs in relation to the claim or suit shall be borne by Cougar. LEO shall to a reasonable extent and at the expense of Cougar assist Cougar in the defence of such claim or suit.

7.4 Defence by LEO
In the event that a claim or suit is asserted or brought against LEO alleging that the Patent Rights interfere with proprietary rights of a third party, LEO shall give written notice thereof to Cougar. Any such claim or suit shall be handled by LEO at the discretion of LEO. Cougar shall to a reasonable extent assist LEO in the defence of such claim or suit, and Cougar shall have the right to participate in all aspects of the action. All costs in relation to such claim or suit shall be borne by Cougar regardless of whether Cougar chooses to participate in the defence or not. Notwithstanding the aforementioned LEO shall bear all costs related to such claims or suits bought against LEO related to LEO exploitation or use of the Patent Rights prior to the Effective Date or claims or suits bought against LEO related to LEO research activities performed after the Effective Date pursuant to Article 2.2 above.

8. WARRANTIES

8.1 To the best of its knowledge, LEO warrants that LEO is the owner of the Patent Rights and that Patent Rights do not infringe or violate any patent right(s) or other proprietary right(s) of any third party.

8.2 To the best of its knowledge, LEO has all right, title, and interest in and to the Patent Rights and Know-how, including the exclusive, absolute, irrevocable right, title and interest thereto, free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever.

8.3 There are no licenses, options, disputes, royalty obligations or proceedings relating to, affecting, or limiting the rights of LEO or the rights of the Cougar under this Agreement, or which may lead to a claim of infringement or invalidity regarding, any part or all of the Patent Rights or Know How or their use.

8.3.1 To the best knowledge of LEO, there are no restrictions, liens or claims relating to, affecting, or limiting the rights of LEO or the rights of the Cougar under this Agreement, or which may lead to a claim of infringement or invalidity regarding, any part or all of the Patent Rights or Know How or their use.

8.4 To the best knowledge of LEO, there is no claim, pending or threatened, of infringement, interference or invalidity regarding any part or all of the Patent Rights or Know-how or their use.

8.5 Exhibit A sets forth all the Patent Rights,.

8.6 To the best knowledge of LEO, there are no inventors of Patent Rights other than those listed as inventors on the patent filings.

8.7 To the best of its knowledge, LEO has provided Cougar with copies of all documents reflecting support or funding for all or part of the research leading to Patent Rights and Know-how, and has listed all funding agencies on Exhibit B.

8.8 To the best of its knowledge, LEO has advised Cougar of all material adverse affects or significant risks associated with the use of Seocalcitol.

9. INDEMNIFICATION

9.1 Indemnification by Cougar:
Cougar agrees to indemnify, defend and hold LEO, including its Affiliates, respective employees and agents, harmless against all costs, claims, suits, expenses (including reasonable legal fees) and damages to the extent such claims:

(a)	arise or result from Cougar‘s activities under this Agreement, including but not limited to infringement of third party’s rights; or

(b)	are due to negligence or wilful misconduct by Cougar; or

(c)	arise out of the possession, manufacture, use, sale, administration etc. of a Product by Cougar.

9.2 Cougar shall procure and maintain commercial general liability insurance, including without limitation, product liability insurance, in amounts customary in the relevant industry in which Cougar commercially exploits Product. Such insurance coverage shall extend to indemnities of Cougar and LEO shall be named as an insured. Insurance coverage shall be obtained through insurance carriers reasonably acceptable to LEO. Product liability insurance shall be maintained prior to the first commercial sale of Product and shall be continued for a commercially reasonable amount of time after the expiration of this Agreement.

9.3 Indemnification by LEO:
LEO agrees to indemnify, defend and hold Cougar, including its Affiliates, respective employees and agents, harmless against all costs, claims, suits, expenses (including reasonable legal fees) and damages to the extent such claims:

(a) arise from the breach of any representation or warranty of LEO hereunder; or

(b) are due to negligence or wilful misconduct by LEO.

10. REGULATORY INFORMATION

10.1 Information following the Effective Date
To the extent legally possible, LEO shall within three (3) months following the Effective Date provide Cougar with and give Cougar access to the documents mentioned in Appendix C, which are related to the following: (i) copies of all regulatory submissions, (ii) copies of all reports pertaining to clinical trials (excluding the following 3 unfinished reports: EBC 9609, EBC 9702 (an interim report will be provided for this study) and EBC 9802,), (iii) CIOMS reports from all clinical trials conducted by LEO, (iv) copies of all preclinical reports, (v) access to physicians, CROs and health care administrators involved in trials as able to do so involved in trials, (vi) all drug manufacture files along with the right to use the manufacturing process, (vii) and all other Regulatory Information that Cougar may reasonably request from LEO pertaining to Seocalcitol as specified in Appendix C. In addition, LEO shall cross reference or assign all regulatory filings covering Seocalcitol as specified in Appendix C at Cougar’s request. Notwithstanding the aforementioned Cougar may at any time during the term of this Agreement request access to all the data kept by LEO as mentioned above in this Clause 10.1

10.2 Subsequent information
Within eighteen (18) months following the Effective Date LEO shall deliver the remaining documents mentioned in Appendix C, which are related to the following: (i) copies of all patient records, (ii) copies of trial master file material, (iii) copies of CT scans, (iv) copies of electronic (raw) data of trials, incl. adverse event reports and statistical files, (v) final reports of the EBC 9609, EBC 9702 and EBC 9802 trials as mentioned above in Clause 10.1. Cougar acknowledges and accepts that the amount of documentation prevents LEO from undertaking any legal obligation to supply the entire or the majority part of the documentation at an earlier date than 18 months from the Effective Date. However, as a sign of its good faith LEO will within the above-mentioned 18 months period, to the extent practically possible, upon request from Cougar and subject to 6 months prior notice in respect of each such request from Cougar use it reasonable endeavours to execute and deliver to Cougar specified documents as Cougar may request from LEO. Furthermore, LEO shall, at any time, reasonably cooperate with Cougar and provide Cougar with such assistance as reasonably may be requested by Cougar, including with respect to the transfer of clinical data and filings with the FDA. Should Cougar inform LEO that any specific documentation is needed for regulatory purposes (US or international), LEO will allow a representative of Cougar to have access to such documentation at LEO.
The provision of such information (as paper copies) shall be at the expense of Cougar, who shall cover all external costs related hereto up to a maximum amount of [***]. Notwithstanding the aforementioned Cougar may at any time during the term of this Agreement request access to all the data kept by LEO as mentioned above in this Clause 10.2.

10.3 Transfer of materials
During the term of this Agreement, LEO shall provide Cougar with remaining drug substance and manufacturing intermediates according to a separate Material Transfer Agreement.

11. CONFIDENTIALITY

11.1 Confidential Information
“Confidential Information” means any proprietary or confidential information relating to the Patent Rights, Regulatory Information and the Know-how including but not limited to patent prosecution documents relating to Patent Rights, commercial information, techniques, data or other information, whether in verbal or written form disclosed by one Party to the other. Cougar and LEO agree that they will not use the Confidential Information for any purpose unrelated to this Agreement, and will hold it in confidence during the term of this Agreement and for a period of five (5) years after the termination or expiration date of this Agreement. The Parties shall exercise with respect to the Confidential Information the same degree of care as the Parties exercise with respect to its own confidential or proprietary information of a similar nature, and shall not disclose it or permit its disclosure to any third party (except to those of its employees, consultants, or agents who are bound by the same obligation of confidentiality pursuant to this Agreement). However, such undertaking of confidentiality by the Party shall not apply to any information or data which:

11.1.1 Party receives at any time from a third-party lawfully in possession of same and having the right to disclose same.

11.1.2 Is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of Party.

11.1.3 Is independently developed by Party as demonstrated by written evidence without reference to information disclosed by the other Party.

11.1.4 Is disclosed pursuant to the prior written approval of the original disclosing Party.

11.1.5 Is required to be disclosed pursuant to law or legal process (including, without limitation, to a governmental authority) provided, in the case of disclosure pursuant to legal process, reasonable notice of the impending disclosure is provided to a Party and the Party has agreed to such disclosure in writing or has exhausted its right to contest such disclosure.

11.2 Ownership of information
Any and all information supplied by LEO under the Agreement shall be and remain the sole and exclusive property of LEO unless otherwise disposed of under this Agreement and Cougar shall upon the request of LEO return the same and all copies thereof to LEO except one copy to be retained for legal purposes.

12. SUBLICENSING AND ASSIGNMENT

12.1 Sublicensing
12.1.1 Cougar shall be entitled to sublicense the license granted in this Agreement in its reasonable discretion. Cougar assumes, however, full responsibility in respect of any breach of this Agreement by a sublicense, and all activities of any sub-licensee will be considered activities of Cougar. Cougar undertakes to keep LEO informed of all sub-licensees.

12.1.2 Upon termination of this Agreement other than by expiration in accordance with Section 13.2 or by termination caused by any act or omissions attributable to Cougar in accordance with Section 13.3 or 13.4 LEO agrees that any and all sublicenses survive such termination, unless the sublicense in the opinion of LEO represents a commercial or legal conflict to LEO. Upon termination LEO shall enter into separate agreements with relevant sub-licensees on terms and conditions equal to the previous agreements between the sub-licensee and Cougar and agreements between Cougar and sub-licensees existing at the time of termination of this Agreement shall be terminated with immediate effect. However, LEO shall not be required to take on any additional obligations or restrictions in its agreement with sub-licensee not already imposed on LEO by this Agreement. Notwithstanding the foregoing, if Cougar believes that LEO has terminated this Agreement for the primary purpose of doing business directly with the sublicensee, the termination may be disputed under the provisions of Section 15.

12.2 Assignment
This Agreement and the rights and duties appertaining hereto may not be assigned by either party without first obtaining the written consent of the other which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Cougar may assign this Agreement without the consent of LEO (i) to a purchaser, merging or consolidating corporation, or acquiror of substantially all of the Cougar's assets or business and/or pursuant to any reorganization qualifying under Section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time, or (ii) to an Affiliate of Cougar. In either such case, Cougar shall notify Licensor in writing within thirty (30) days of such assignment.

13. TERM AND TERMINATION

13.1 Commencement
This Agreement will come into force on the Effective Date.

13.2 Expiration
The term of this Agreement shall expire upon the later to occur of

(a) twenty (20) years from commencement

(b) the expiration of the last patent contained in the Patent Rights

13.3 Termination due to Breach:
Material failure or breach by either Party to comply with any of the obligations and conditions of this Agreement unless such failure is caused by applicable laws or regulations, shall entitle the other Party to give to the Party in default notice requiring it to remedy such failure or breach. If such failure or breach is not remedied within ninety (90) days after receipt of such notice (or in the case of a failure or breach not capable of being remedied within such ninety (90) days period, the Party in default has failed within such period to commence and diligently continue actions to cure such failure or breach), the notifying Party shall be entitled to terminate this Agreement by giving notice to take effect immediately. Notwithstanding the above, if the Party whose rights are being terminated disputes such termination, the Agreement shall remaining effect until the dispute is resolved, including through any necessary legal processes.

13.4 Termination due to Bankruptcy:
In the event of Cougar assigning or making any composition or sequestration of assets for the benefit of creditors, becoming insolvent, going into liquidation, becoming bankrupt, being placed in receivership or provisional administration, or dissolving, LEO may at its option terminate this Agreement forthwith by notice in writing.

13.5 Termination due to ceasing of exploitation
LEO shall be entitled to terminate this Agreement in the event that (a) Cougar informs LEO in writing of its intent not to proceed with the commercial development of at least one Product or (b) Cougar is finally judicially determined to not be using Commercially Reasonable and Diligent Efforts to develop, market, promote and sell a Product.

13.6 Non-compensation
No compensation shall be paid by LEO to Cougar as a consequence of justifiable termination on the part of LEO in accordance with articles 13.3-13-5.

14. RIGHTS AND OBLIGATIONS AFTER TERMINATION OF THE AGREEMENT

Upon expiration of this Agreement according to Section 13.2, Cougar shall be granted a royalty-free, perpetual and worldwide license to the Patent Rights, the Know-how and the Regulatory Information. Termination or expiration of this Agreement shall not release either Party from any obligation arising prior to such termination.

15. GOVERNING LAW AND VENUE

Any dispute arising out of or in connection with this Agreement, including any question regarding their existence, validity or termination, shall be finally solved under the Rules of Arbitration of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be Berlin, Germany. The language to be used in the arbitration shall be English. The governing law of this Agreement shall be the substantive law of Germany.

16. FORCE MAJEURE

Neither Party shall be liable for the non-performance of its obligations set forth in this Agreement and no Party shall be deemed in breach of its obligations if such non-performance is due to force majeure, i.e. natural disaster, strikes, civil war or other circumstances beyond the reasonable control of such Party, provided such force majeure cannot be overcome by exercising due diligence and provided that the Party failing to perform its obligations notifies the other Party as soon as possible of the occurrence. However, if the force majeure persists for a period of more than four (4) months, the non-failing Party shall be entitled to terminate this Agreement with two (2) months’ prior written notice.

17. MISCELLANEOUS

17.1 Notices:
Any notice required or provided for by the terms of this Agreement shall be in English and in writing and shall be sent by registered airmail or by facsimile properly addressed in accordance with the above addresses or to such other addresses as the parties may at a later date advise. Such notice can also be sent electronically but must then be followed by a notice by registered airmail. The effective date of a notice shall be the date of sending such notice.

17.2 Waiver
The waiver by either Party of any breach by the other Party of any of the provisions of this Agreement shall not be deemed to be a waiver of any subsequent or continuing breach of this Agreement.

17.3 Entire Agreement
The Agreement constitutes the entire understanding between the Parties with respect to the subject matter addressed herein and supersedes all prior agreements, written or oral, between the Parties relating to the subject matter of the Agreement.

17.4 Amendments
The Agreement may not be modified, changed or discharged, fully or in part, except by an agreement in writing signed by the Parties.

17.5 Severability
In the event that any of the provisions of the Agreement are held by the court of the competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining parts of the Agreement shall remain in force and the provision in question shall be construed as to conform to applicable law.

If an exclusive license is incompatible with applicable antitrust and/or competitive law, the Parties agree that this Agreement shall be transformed into a simple license, and that the remainder of the Agreement shall remain unamended. The Parties agree to negotiate in good faith the size of the royalty in case the license is transformed into a simple license.

17.6 Changes in Mandatory Law:
The Parties are obliged to accept changes in the Agreement made in order to comply with changes in mandatory law affecting this Agreement.

18. PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Any payment, notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, by hand delivery or by facsimile if confirmed in writing, in each case effective upon receipt, at the addresses below or as otherwise designated by written notice given to the other party:

In the case of LEO:

Industriparken 55
2750 Ballerup
Denmark
Attention: Executive Vice President R & D Poul Rasmussen
Tel.: +45 4492 3800
Fax: +45 7226 3320

In the case of Cougar:

Cougar Biotechnology Inc.
10940 Wilshire Blvd., Suite 600
Los Angeles, CA 90024
USA
Attn: CEO/President Alan Auerbach
Tel: +1 310-443-4209
Fax: +1 310 443 4210

Agreed and accepted:

COUGAR Biotechnology Inc	LEO Pharma A/S

Date: June 27, 2005	Date: June 20, 2005

/s/ Alan Auerbach	/s/ Paul Rasmussen
Name Alan Auerbach	Paul Rasmussen
Title Chief Executive Officer and President	Executive Vice President R & D

Appendix A

List of Patents and Patent Applications

Seocalcitol compound

Country Patent/Application No. Filing date Expiry date Status

Country	Patent/Application No.	Filing date	Expiry date	Status
Australia	630227	04.07.90	04.07.10	granted
Austria[1]	E112556	04.07.90	04.07.10	granted
Belgium[1]	482 100	04.07.90	04.07.10	granted
Canada	2,057,048	04.07.90	04.07.10	granted
Denmark[1]	482 100	04.07.90	04.07.10	granted
Finland	93724	04.07.90	04.07.10	granted
France[1]	482 100	04.07.90	04.07.10	granted
Germany[1]	69013155.0	04.07.90	04.07.10	granted
Ireland	64889	26.06.90	26.06.10	granted
Italy[1]	482 100	04.07.90	04.07.10	granted
Japan	2807087	04.07.90	04.07.10	granted
Rep. Korea	195547	04.07.90	04.07.10	granted
Luxembourg[1]	482 100	04.07.90	04.07.10	granted
Netherlands[1]	482 100	04.07.90	04.07.10	granted
New Zealand	234326	02.07.90	02.07.10	granted
Philippines	27301	10.07.90	04.05.10	granted
South Africa	90/5094	29.06.90	29.06.10	granted
Spain[1]	482 100	04.07.90	04.07.10	granted
Sweden[1]	482 100	04.07.90	04.07.10	granted
Switzerland[1]	482 100	04.07.90	04.07.10	granted
UK1	482 100	04.07.90	04.07.10	granted
USA	5,190,935	04.07.90	04.07.10	granted

1.	Validated European patent

Composition comprising solubilized seocalcitol

Country	Patent/Application No.	Filing date	Expiry date	Status
Australia	768785	05.04.2000	05.04.20	granted
Austria[1]	E245968	05.04.2000	05.04.20	granted
Belgium[1]	1 171 100	05.04.2000	05.04.20	granted
Canada	2,369,587	05.04.2000	05.04.20	pending
China	00807011.3	05.04.2000	05.04.20	pending
Cyprus[1]	1 171 100	05.04.2000	05.04.20	granted
Czech Rep.	PV 2001-3665	05.04.2000		abandoned
Denmark[1]	1 171 100	05.04.2000	05.04.20	granted
Finland[1]	1 171 100	05.04.2000	05.04.20	granted
France[1]	1 171 100	05.04.2000	05.04.20	granted
Germany[1]	1 171 100	05.04.2000	05.04.20	granted
Greece[1]	20030403954	05.04.2000	05.04.20	granted
Hong Kong	03101869.3	14.03.2003	05.04.20	pending
Hungary	P0203903	05.04.2000	05.04.20	pending
Ireland[1]	1 171 100	05.04.2000	05.04.20	granted
Italy[1]	1 171 100	05.04.2000	05.04.20	granted
Japan	2000-610445	05.04.2000	05.04.20	pending
Rep. Korea	1020017013042	05.04.2000	05.04.20	pending
Luxembourg[1]	1 171 100	05.04.2000	05.04.20	granted
Netherlands[1]	1 171 100	05.04.2000	05.04.20	granted
New Zealand	514604	05.04.2000	05.04.20	granted
Poland	P-356968	05.04.2000	05.04.20	pending
Portugal[1]	1 171 100	05.04.2000	05.04.20	granted
Romania[1]	1 171 100	05.04.2000	05.04.20	granted
Russia	2001130462	05.04.2000		abandoned
Spain[1]	1 171 100	05.04.2000	05.04.20	granted
Sweden[1]	1 171 100	05.04.2000	05.04.20	granted
Switzerland[1]	1 171 100	05.04.2000	05.04.20	granted
UK1	1 171 100	05.04.2000	05.04.20	granted
USA	09/958,648	05.04.2000		abandoned

1.	Validated European patent

Appendix B

List of Patents and Patent Applications

Epi-seocalcitol compound

Country	Patent/Application No.	Filing date	Expiry date	Status
Australia	722659	27.10.97	27.10.17	granted
Austria[1]	E216361	27.10.97	27.10.17	granted
Belgium[1]	937038	27.10.97	27.10.17	granted
Canada	2,266,479	27.10.97	27.10.17	pending
China	97198407.7	27.10.97	27.10.17	granted
Czech Rep.	290933	27.10.97	27.10.17	granted
Denmark[1]	937038	27.10.97	27.1017	granted
Finland[1]	937038	27.10.97	27.10.17	granted
France	937038	27.10.97	27.10.17	granted
Germany[1]	69712086	27.10.97	27.10.17	granted
Greece[1]	20020402022	27.10.97	27.10.17	granted
Hong Kong	1022298	29.02.00	27.10.17	granted
Hungary	P9904333	27.10.97	27.10.17	pending
Ireland[1]	937038	27.10.97	27.10.17	granted
Italy[1]	937038	27.10.97	27.10.17	granted
Japan	519931/1998	27.10.97	27.10.17	pending
Rep. Korea	1019997002315	27.10.97	27.10.17	pending
Luxembourg[1]	937038	27.10.97	27.10.17	granted
Netherlands[1]	937038	27.10.97	27.10.17	granted
New Zealand	334328	27.10.97	27.10.17	granted
Poland	P.333068	27.10.97	27.10.17	pending
Portugal[1]	937038	27.10.97	27.10.17	granted
Romania	99-00325	27.10.97	27.10.17	pending
Russia	2183622	27.10.97	27.10.17	granted
Spain[1]	937038	27.10.97	27.10.17	granted
Sweden[1]	937038	27.10.97	27.10.17	granted
Switzerland	937038	27.10.97	27.10.17	granted
UK1	937038	27.10.97	27.10.17	granted
USA	6,310,226	27.10.97	27.10.17	granted

1.	Validated European patent

The exclusive license granted to Cougar are limited to the rights pertaining to epi-seocalcitol under the above Patent Rights and Patent applications. All other rights under the above Patents and patent application shall remain the exclusive property of LEO.

Appendix C

Regulatory Information

Title	Doc ID (Availability)	Date
Chemistry

Analytics
2003	YES
1992	YES
1993	YES
	YES
1992	YES
EB1089, Hygroscopicity	Report no 18-RL 9817 (BLO)	1998
EB1089, Octanol/Water Partition Coefficient	Report no 18-RC 9806 (CBO)	1998
EB1089, Oploselighed i vand	Report no 18-RL 9220(BLO)	1992
Seocalcitol, EB1089, Internal Preformulation Report	Report no 18-RL 008 draft	2003
EB1089, Response Factor for Pre-EB1089 (EB 1286) at 232 and at 264 nm	Report no 18-RD 9205 (BLO)	1992

Seocalcitol, EB1089, Impurity Profiles of Seocalcitol	Report no 181-RH 0310 1st.rev. (LMH)	2003
EB1089 Specification	Specification no 18-FL 0001 (BLO)	2000
Seocalcitol, EB1089, Justification of PSecification	Report no 18-RL 0284 (BLO)	2002

Seocalcitol, EB1089, HPLC Identification, Assay and determination of Related Substances	Method no 18-FL 0007 1st.rev. (LMH)	2003
Seocalcitol, EB1089, Validation of Method 18-FL 0007: HPLC identification, Assay and determination of Related Substances	Report no 181-RE 0309 1st.rev. (KEL)	2003
EB1089, HPLC Identification, Assay and Determination of Related Compounds	Method no 18-FL 9106, 2nd revision (BLO)	1994
EB 1089, Validation of the Method for Identification, Assay and Determination of Related Compounds (18-FL 9106)	Report no 18-RL 9230 (LDS)	1992
EB1089, Determination of 9-Acetylanthracene	Method no 18-FL 9808 (BLO)	1998
EB1089, Validation of the Method for Determination of 9-Acetylantracene (18-FL 9808)	Report no 18-RL 9812 (BLO)	1998

Title	Doc ID (Availability)	Date
EB1089, Related compounds, thin-layer chromatographic method	Method no 18-FL 9107, 1st rev (BLO)	1996
EB1089 Validation of Thin-layer Chromatographic Method for Determination of Related Compounds (18-FL 9107)	Report no 18-RL 9402 (BLO)	1994
EB1089, Validation of Thin-layer Chromatographic Method for Determination of Relaed Compounds (18-FL 9107)	Report no 18-RL 9407 (BLO)	1994
EB1089, Gas Chromatographic Determination of Residual Solvents	Method no F75-BBJ 9810 (BBJ)->afd. 751 NRA/BBJ

Seocalcitol, EB1089, Reference Substance Y19	Report no 18-RL 0007, 1st.rev (BLO)	2003
EB1089, Batch Analyses	Table no 18-TL 0020 (BLO)	2000
EB1089 Batch Survey	Table no 181-TH 0301 (LMH)	2003
EB1089 Batch Survey	Table no 181-TH 0302 (LMH)	2003
EB1089 Batch Survey	Table no 181-TH 0303 (LMH)	2003

Seocalcitol, EB1089, Stability Summary	Report no 181-RH 0306 1st.rev. (LMH)	2003
EB1089, Stability in propylene glycol-buffer solution, 12 months	Report no 18-RL 9223 (BLO)	1992
EB1089, stabilitet I tynd cocosolie, I soyaolie og I jordnodolie	Report no 18-RL 9321 (BLO)	1993
EB1089, Stability in propylene glycol and propylene glycol buffer solution, preliminary results	Report no 18-RL 9109 (BLO)	1991
EB1089, Stability in solution, pH 3-8	Report no 18-RL 9120 (BLO)	1991
EB1089, Stability of EB 1089 in Simulated Gastric Acid	Report no 18-RD 9310 (BLO)	1993
EB1089, Three Years Stability Studies on the Drug Substance	Report no 18-RL 9739 (BLO)	1997
Seocalcitol, EB1089, Three Years Stability Studies on the Drug Substance	Report no 18-RL 0108 (BLO)	2001
Seocalcitol, EB1089, Three Years Stability Study on Drug Substance	Report no 18-RH 0302 (LMH)	2003
Seocalcitol (EB1089), Light Stability Studies ont eh Drug Substances in Solution	Report no 18-RC 0206 (CBO)	2002
Seocalcitol EB1089, Oxidation with Hydrogen Peroxide	Report no 18-RH 0309 1st.rev. (LMH)	2003

Title	Doc ID (Availability)	Date
Seocalcitol (EB1089) Capsules 5µg. Uniformity of Content	Method no 18-FS 0001, 2nd rev (BLO)	2003

Biological
EB1089, Pharmacological aspects I: effects on cancer cells in vitro.	R07-94/12 (CMH)	10.08.94
EB1089, Pharmacological aspects II: effects on skin cells in vitro.	R07-94/13 (CMH)	10.08.94
EB1089, Pharmacological aspects III: affinity for the vitamin D receptor, binding to DBP and preliminary in vivo pharmacokinetics	R07-94/14 (CMH)	15.08.94
Effect of 1alpha,25(OH)2D3, CB1093, EB1089 and MC1288 on anchorage-independent growth of human breast cancer cells in vitro.	R07-98/02 (CMH)	20.01.98
Effects of 1alpha,25(OH)2D3 and EB1089 on proliferation and colony formation of human mammary tumour cells.	R07-92/11 (CMH)	13.07.92
Effects of 1alpha,25(OH)2D3 and EB1089 on tumour cell invasion in vitro assessed by the Boyden Chamber Invasion Assay.	R07-92/17 (CMH)	18.12.92
Effects of cyanoguanidine and vitamin D compounds on two lung cancer cell lines	R07-96/03 (CMH)	05.02.96
Expression of adhesion molecules on the surface of human melanoma cells in vitro.	R07-96/05 (CMH)	20.02.96
In vitro effects of vitamin D analogues on the invasion of metastatic mammary carcinoma cells.	7-93/12 (CMH)	05.10.93

Pharmaceutical
Capsules
Seocalcitol Capsules 5mcg homogenity of solution during production	9-KFI\000704A/biw (KFI)	04.07.00
Capsules - stability
EB1089 (Seocalcitol) capsules 0.25mcg + 1mcg (enteric coated)-Stress Testing, Accelerated and Long Term Stability	9-IVA/000911D/stm (KFI)	11.09.00
Seocalcitol Capsules 10mcg, 20mcg (Enteric Coated), Accelerated and Long Term Stability	9-VIJ\011003A/biw	03.10.01

Title	Doc ID (Availability)	Date
Seocalcitol Capsules 5mcg (Enteric Coated), Accelerated and Long Term Stability	9-VIJ\021004A/biw	04.10.02
Seocalcitol Capsules 5mcg. Size 3, Long Term, Intermediate and Accelerated Storage Conditions	92-VIJ\030626A/biw	26.06.03
Seocalcitol Capsules 5 mcg size 3, Stability Summary and Conclusion	92-VIJ\030310B/biw	10.03.03
EB1089 solution for capsules 100 mcg/g Stability of solution before encapsulation	9-KFI\970312A/stm (KFI)	12.03.97
Seocalcitol Solution for Capsules 50 mcg/g, Stability of solution before encapsulation	9-VIJ\020206A/biw	06.02.02
Seocalcitol Capsules Placebo, Accelerated and Long Term stability	9-SEJ\031210A/biw	10.12.03
Capsules - methods
9-1240-3 EB1089 Capsules 0.25mcg Assay and Identification of EB1089 by HPLC	9-960812C.KF/bw (KFI)	12.08.96
9-1238-3 EB1089 Capsules 1mcg Assay and Identification of EB1089 by HPLC	9-960812D.KF/bw (KFI)	12.08.96
9-1275-5 EB1089 Capsules 5mcg Assay and Identification of EB1089 by HPLC	9-KFI\000821A/biw (KFI)	21.08.00
9-1320-1 EB1089 Capsules 10mcg + 20mcg Assay and Identification of EB1089 by HPLC	9-960812B.KF/bw (KFI)	12.08.96
9-1534-1 EB1089 oil solution, Cleaning Validation, HPLC assay of EB1089	9-KFI\990520A/biw (KFI)	20.05.99
Capsules - validation
EB1089 Capsules 1mcg Validation of the HPLC method for assay and identification of EB1089 (9-1238)	9-950116B.IM/bl (KFI)	16.01.95
EB1089 Capsules 10mcg + 20mcg Validation of the HPLC method for assay and identification of EB1089 (9-1275 and 9-1320)	9-KFI/961111A/bly (KFI)	11.11.96
EB1089 oil solution, Cleaning Validation Validation of the HPLC method for assay of EB1089 (9-1534-1)	9-KFI\990520B/kfi (KFI)	20.05.99

Title	Doc ID (Availability)	Date
Pharmacological
EB1089, Pharmacological aspects IV: effects on calcium metabolism in rats	R07-94/15 (CMH)	17.08.94
EB1089, Pharmacological aspects V: studies involving external collaboration	R07-94/16 (CMH)	24.08.94
Xenografting of MCF-7 human breast carcinoma cells to nude mice. Effect of oral treatment with EB1089 from day of grafting	35-95/08 (EBR)	10.12.95
Test of three possible vehicles for vitamin D analogues in vivo using EB1089 as model compound.	35-97/05 (EBR)	11.06.97

Pharmacokinetics
Pharmacokinetics study on [14C]EB1089 in female rats	35-93/01 (AMK)	1993-08-13
Oral absorption of [14C]EB1089 studied in one female and one male minipig	36-94/04 (AMK)	1994-08-31
[3H] EB1089 oral absorption and bioavailability in minipigs of [3H]EB1089 from an enteric coated capsule and a propylene glycol solution	36-94/11 (AMK)	1995-06-30
Pharmacokinetic study on [14C]EB1089 in male rats	36-95/05 (AMK)	1996-01-26
Toxicokinetics of EB1089-000 in minipigs	36-99/13 (AMK)	1999-10-25
EB1089-000. Oral bioavailability in female minipigs of EB1089 after administration of four different capsule formulations.	36-00/13 (AMK)	2000-11-15
EB1089-000. Toxicokinetics after oral administration of EB1089 capsules to male and female minipigs.	36-00/14 (AMK)	2000-11-21
EB1089-000 (Seocalcitol). Pharmacokinetics in male rats after single and repeated oral administration	36-00/18 (AMK)	2000-12-14
EB1089-000 (Seocalcitol). Pharmacokinetics in female rats after single and repeated oral administration.	36-00/19 (AMK)	2000-12-14

Title	Doc ID (Availability)	Date
Quantification of Seocalcitol in serum samples originating from the study: Seocalcitol. A pilot phase I, open-label, randomised, balanced, single oral dose, two-period cross-over study to investigate the pharmacokinetic of single oral doses of Seocalcitol capsules at two dose levels in healthy male subjects.
	36-01/12 (AMK)	2001-06-11
Quantification of Seocalcitol in serum samples originating from the GCP-study: Seocalcitol - A Phase I, open-label, randomised, balanced, three-period cross-over study to investigate the bioavailability and bioequivalence of single oral doses of Seocalcitol in three different formulations in healthy male subjects
	361-02/17 (AMK)	2002-08-22
Absorption and excretion of 3H-EB1089 in rats	361-02/24 (AGL)	2002-12-02
Absorption and excretion of 3H-EB1089 in minipigs	361-03/19 (VHS)	2003-12-18
Pharmacokinetic study on [14C]EB1089 in female rats	35-93/01 (AMK)
Pharmacokinetic study on [14C]EB1089 in male rats	36-95/05 (AMK)
[3H]EB1089 oral absorption and bioavailability in minipigs of [3H]EB1089 from an enteric coated capsule and a propylene glycol solution	36-94/11 (AMK)
Oral absorption of [14C]EB1089 studied in one female and one male minipig	36-94/04 (AMK)
Pharmacokinetic studies on [14C]EB1089 in one female and one male minipig, 20mcg/kg i.v. and 40mcg/kg p.o.	36-94/06 (AMK)
Toxicokinetics of EB1089-000 in minipigs	36-99/13 (AMK)
EB1089, Pharmacological aspects III: affinity for the vitamin D receptor, binding to DBP and preliminary in vivo pharmacokinetics.	R07-94/14 (CMH)
EB1089.Review of preclinical in vivo DMPK studies	36-97/10

Title	Doc ID (Availability)	Date
EB1089.Pharmacokinetics in mice.	36-93/02
Pharmacokinetic study on 14C-EB1089 in female and male minipigs.	36-94/07
EB1089. Whole-body autoradiography of rats after oral and intravenous administration of 14C-EB1089	WBAR/95/01 (36-96/10), (AMK)

Toxicological
Single dose toxicity studies:
EB1089 - Acute oral toxicity (LD50) test in mice	IRI 552372	1992
EB1089 - Acute intravenous toxicity (LD50) test in mice	IRI 552325	1992
EB1089 - Acute intraperitoneal toxicity (LD50) test in mice	IRI 552367	1992
EB1089 - Single does toxicity study in rats (Non-GLP)	ATOX/98/02	1998
EB1089 - The effect of intravenous injection of EB1089 on the calcium homestasis in rats (Non-GLP)	ATOX/96/05	1996
EB1089 - Dose ranging study in mice and rats. Single does toxicity (Non-GLP)	910220A1	1991
Repeat dose toxicity studies:
EB1089 Capsules - 1week preliminary oral toxicity study in minipigs (Non-GLP)	TTOX/95/06	1995
EB1089 - 14 days intravenous toxicity study in rats	TTOX/96/01	1996
EB1089 - 14 days oral toxicity study in rats fed a diet with normal or low calcium content	TTOX/96/02	1996
EB1089 (CRC9101) - 4 week oral toxicity study in mice with 4 week recovery period	IRI 450897	1992
EB1089 - 4 weeks preliminary oral toxicity study in rats	920427T1	1993
EB1089 (CRC9101) - 4 week oral toxicity study in rats with a 4 week recovery period	IRI 450902	1992
EB1089 - 4 weeks dermal toxicity study in rats	TTOX/95/04	1996
EB1089 - 4 weeks preliminary oral toxicity study in minipigs	920527T2	1993

Title	Doc ID (Availability)	Date
EB1089 - 13 weeks oral toxicity study in rats	920629T3	1993
EB1089 - 13 weeks oral toxicity study in minipigs	920817T5	1993
EB1089 - 26 weeks oral toxicity study in rats	940307T2	1995
EB1089 - A 39-week oral toxicity study in minipigs	TTOX/97/08 (Scantox 24960)	1999
1st Amendment to TTOX/97/08	-	1999
Genotoxicity studies:
EB1089 - Micronucleus test after oral administration in mice	920921N7	1993
EB1089 - I.v. micronucleus test in mice	940627N2	1994
EB1089 - Reverse mutation in five histidine requiring strains of Salmonella typhimurium	GTOX/98/01 (Covance 339/61-D5140)	1998
EB1089 - Induction of chromosome aberrations in cultured human peripheral blood lumphocytes	Corning Hazleton 339/26-1052	1995
EB1089 - Dose finding study concerning the bacterial fluctuation mutagenicity test	920629N4	1992
EB1089 - Bacterial fluctuation mutagenicity test	920706N5	1992
EB1089 - Dose finding study concerning micronucleus test	940613N1	1994
EB1089 - Dose finding study concerning the micronucleus test	920810N6	1992
Carcinogenicity studies:
None
Reproductive and developmental toxicity studies:
EB1089 - Effect on fertility and embryo-fetal development in rats	940502R1	1996
EB1089 and 1,25-dihydroxyvitamin D3 - Effect on the maternal calcium homeostasis and fetal bone formation in rats	RTOX/95/01	1996
Local tolerance studies:
None
Other toxicity studies:
None
Pharmacology - Safety Pharmacology studies:

Title	Doc ID (Availability)	Date
Diuretic effect of EB1089-000 in rats after oral dosing for four consecutive days	SPHA0202	2002

EB1089-000 - Influence on intestinal motility in mice. Pharmacology. Nielsen CK	35-98/10	1998
EB1089 - Behaviour in mice after oral dosing. Pharmacology. Nielsen CK	35-98/03	1998
EB1089 - Hexobarbital sleeping time in mice. Pharmacology. Nielsen CK	35-98/06 (97CKN6)	1998
EB1089-000 - Tail flick analgesia in rats. Pharmacology. Gonzalez T.	35-99/12	1999
EB1089-000 - Anticonvulsive test in mice. Pharmacology. Bramm E.	35-99/11	1999

Statistical
A Meta-Analysis of the Relationship Between Dose of EB1089 and Albumin Corrected Serum Calcium in Six Studies	17-9801/SUM (SIG)	04.06.99

Clinical
A phase I study of oral EB1089 in patients with advanced cancer	EBC 9101 UK	Report available
EB1089 in acute myeloid leucaemia and myelodysplastic syndromes - a feasibility study	EBC 9402 FI	Report available
EB 1089 in pancreatic cancer	EBC 9503 UK	Report available
EB1089 in breast cancer	EBC 9504 INT	Report available
EB1089 in hepatocellular carcinoma	EBC 9505 DK	Report available
EB1089 in PTHrP suppression	EBC 9506 INT	Report available
EB1089 in colorectal cancer	EBC 9601 INT	Report available
EB1089 in myelodysplastic syndromes (MDS)	EBC 9608 UK	Report available
EB1089 and apoptosis	EBC 9609 INT	Report not available
EB1089 in multiple myeloma	EBC 9701 INT	Report available
EB1089 and apoptosis in prostate cancer	EBC 9702 CA	Report not available
EB1089 in early recurrent prostate cancer	EBC 9703 US	Report available
Seocalcitol versus placebo in advanced hepatocellular carcinoma	EBC 9801 INT	Report not available

Title	Doc ID (Availability)	Date
Seocalcitol versus placebo in the adjuvant treatment of hepatocellular carcinoma	EBC 9802 INT	Report not available
Seocalcitol in advanced hepatocellular carcinoma: Follow-up	EBC 0303 FR	Report not available
A phase I study of oral EB1089 in patients with psoriasis	EBP 9401 DK	Report available
A pacebo-controlled study of EB1089 in psoriasis	EBP 9606 DK	Report available
Tolerability and safety of EB1089 capsules in healthy subjects	EBV 9501 NL	Report available
Seocalcitol - A pilot phase I, open-label, randomised, balanced, single oral dose, two-period crossover study to investigate the pharmacokinetics of single doses of Seocalcitol capsules at two dose levels in healthy male subjects
	EBV 0001 UK	Report available
Seocalcitol - A pilot phase I, open-label, randomized, balanced, single oral dose, three-period crossover study to investigate the bioavailability and bioequivalence of single oral doses of Seocalcitol capsules in three different formulations in healthy male subjects
	EBV 0002 UK	Report available
Clinical other

Title	Doc ID (Availability)	Date
Copies of all patient records:
Study files No binders
EBC 9801 INT 273
EBC 9802 INT 208
EBC 9505 DK 90
EBC 9506 INT 30
EBC 9703 US 20
EBC 9601 INT 30
EBC 9701 INT 20
EBC 9609 INT 18
total : 689

CRF pages: 150.000
CT scans:
EBC 9505 DK: approx 100
EBC 9802 INT: approx 5.000

SAE documentation : 15 boxes, each containing approx 10 binders - Some of the SAE information can be found electronically as CIOMS reports

Copies of all computer data None available due to lack of version-tracking system
A Phase I Study of Oral EB1089 in Patients with Advanced Cancer	EBC 9101 UK (TOS)	03.09.97
A Phase I Study of EB1089 in patients with Psoriasis	EBP 9401 DK (JTU)	02.03.98
EB1089 in Acute Myeloid Leukaemia and Myelodysplastic Syndromes - A Feasibility Study	EBC 9402 FI (TOS)	08.09.99
Tolerability and Safety of EB1089 Capsules in Healthy Volunteers	EBV 9501 NL (TOS)	24.06.98
A Placebo-Controlled Study of EB1089 in Psoriasis	EBP 9606 DK (JTU)	26.06.98
EB1089 in Breast Cancer	EBC 9504 INT (AUJ)	01.03.00

Clinical other
Copies of all patients records
Copies of all computer data

Copies of all regulatory submissions
US:
• IND 55,250, EB1089 Capsules:

Title	Doc ID (Availability)	Date
Serial No. 000: Original IND, JAN-1998	04-FEB-1998
Serial No. 001: IBRD-ROSTRUM appointed as US agent for LEO	26-FEB-1998
Serial No. 002: Protocol Amendment, EBC 9703 US	17-MAR-1998
Serial No. 003: Response to FDA regarding deficiencies	04-JUN-1998
Serial No. 004. Protocol Amendment, EBC 9706	04-NOV-1998
Serial No. 005: Information Amendment	05-APR-1999
Serial No. 006: IND Annual Report	05-APR-1999
Serial No. 007: IND Annual Report	06-APR-1999
Serial No. 008, Protocol Amendment, EBC 9703 US	12-JUL-1999
Serial No. 009: Information Amendment, Chemistry	07-SEP-1999
Serial No. 010: Information Amendment, Toxicology	07-SEP-1999
Serial No. 011: Protocol Amendment, New Protocol	28-JAN-2000
Serial No. 012: Safety Report	03-APR-2000
Serial No. 013: EoP2 Meeting Request	27-APR-2000
Serial No. 014: Safety Report	09-MAY-2000
Serial No. 015: Safety Report	22-JUN-2000
Serial No. 016: IND Annual Report	27-JUN-2000
Serial No. 017: Information Amendment - Pre-clinical	27-JUN-2000
Serial No. 018: Pre-meeting Package	05-JUL-2000
Serial No. 019: Information Amendment - Chemistry	20-JUL-2000
Serial No. 020: Safety Report	01-AUG-2000
Serial No. 021: Safety Report	20-SEP-2000
Serial No. 022: Change of Agent Name from Phoenix to MDS	19-OCT-2000
Serial No. 023: Safety Report	01-NOV-2000
Serial No. 024: Safety Report	14-NOV-2000
Serial No. 025: Safety Report	14-NOV-2000
Serial No. 026: Safety Report	20-NOV-2000
Serial No. 027: Safety Report	19-MAR-2001

Title	Doc ID (Availability)	Date
Serial No. 028: Orphan Drug Petition		27-MAR-2001
Serial No. 029: Safety Report		04-APR-2001
Serial No. 030: Safety Report		16-APR-2001
Serial No. 031: Safety Report		24-APR-2001
Serial No. 032: Request for Teleconference		22-MAY-2001
Serial No. 033: Safety Report		29-MAY-2001
Serial No. 034: Safety Report		14-JUN-2001
Serial No. 035: Safety Report		27-JUL-2001
Serial No. 036: Teleconference		27-JUL-2001
Serial No. 037: Safety Report		02-AUG-2001
Serial No. 038: Safety Report		07-AUG-2001
Serial No. 039: IND Annual Report		23-AUG-2001
Serial No. 040: Safety Retort		04-OCT-2001
Serial No. 041: Safety Report		15-NOV-2001
Serial No. 042: Interim Statistical Plan		10-DEC-2001
Serial No. 043: Safety Resort		13-DEC-2001
Serial No. 044: Safety Resort		12-FEB-2002
Serial No. 045: Safety Resort		14-FEB-2002
Serial No. 046: Request for Teleconference		14-MAR-2002
Serial No. 047: Safety Resort		15-MAR-2002
Serial No. 048: Safety Resort		15-MAR-2002
Serial No. 049: Safety Resort		25-MAR-2002
Serial No. 050: Safety Resort		18-APR-2002
Serial No. 051: Safety Resort		18-APR-2002
Serial No. 052: Safety Resort		29-APR-2002
Serial No. 053: Pre-meeting Package for Teleconference		02-MAY-2002
Serial No. 054: Protocol Amendment		07-MAY-2002
Serial No. 055: Protocol Amendment, EBC 9802 INT		09-MAY-2002
Serial No. 056: Interim Analysis Report		23-MAY-2002
Serial No. 57: Withdrawal of Submission of Interim Analysis		06-JUN-2002
Serial No. 058: 7-day Safety Report		10-JUN-2002
Serial No. 059: 7-day Safety Report	I	14-JUN-2002
Serial No. 060: 7-day Safety Report		14-JUN-2002
Serial No. 061: 7-day Safety Report		24-JUN-2002
Serial No. 062: 7-day Follow-up Safety Report		24-JUN-2002
Serial No. 063: IND Annual Report		25-JUN-2002

Title	Doc ID (Availability)	Date
Serial No. 064: Information Amendment	12-JUL-2002
Serial No. 065: Information Amendment - Clinical	18-JUL-2002
Serial No. 066: Protocol Amendment, EBC 9802 INT	12-SEP-2002
Serial No. 068: Information Amendment, CMC	20-DEC-2002
Serial No. 069: Safety Report	30-JAN-2003
Serial No. 070: Safety Report	04-FEB-2003
Serial No. 072: Safety Report	03-MAR-2003
Serial No. 073: Safety Report	25-MAR-2003
Serial No. 074: Safety Report	14-APR-2003
Serial No. 075: Safety Report	14-APR-2003
Serial No. 076: Safety Resort	14-APR-2003
Serial No. 077: IND Annual Report	22-MAY-2003
Serial No. 079: Information Amendment - Chemistry	21-JUL-2003
Serial No. 080: Revised Investigator’s Brochure	21-JUL-2003
Serial No. 081: Protocol Amendment, EBC 9802 INT	22-JUL-2003
Serial No. 082: Safety Report	31- JUL-2003
Serial No. 083: Safety Report	07-AUG-2003
Serial No. 085: Safety Report	02-SEP-2003
Serial No. 086: Safety Report	15-SEP-2003
Serial No. 087: Safety Report	22-SEP-2003
Serial No. 088: Safety Report	14-OCT-2003
Serial No. 090: Safety Report	24-OCT-2003
Serial No. 091: Safety Report	30-OCT-2003
Serial No. 092: Safety Report	30-OCT-2003
Serial No. 093: Safety Report	01-DEC-2003
Serial No. 094: Safety Report	01-DEC-2003
Serial No. 095: Safety Report	29-JAN-2004
Serial No. 096: Request for Placing IND on “Inactive” Status	15-MAR-2004
Serial No. 097: Request to Close IND	05-APR-2004
Correspondence with FDA regarding the above serial nos.

• Request for Orphan Drug Designation, Hepatocellular Carcinoma

Title	Doc ID (Availability)	Date
Original Application		18-JAN-2001
Correspondence with the FDA

• Interim Analysis
FDA Information Package, Teleconference 4-JUN-2002, More Access to Interim Data		30-APR-2002
EBC 9801 INT: Response to FDA Comments, Interim Analysis Plan, Hepatocellular Carcinoma		30-APR-2002
Statistical Analysis Plan, Interim Analysis Number 1: Efficacy of Seocalcitol Enteric-Coated Capsules or Placebo in Prolonging Time to Relapse Following Intended Curative Resection or Percutaneous Ablative Treatment for Hepatocellular Carcinoma
	EBC 9802 INTI	15-AUG-2002
Statistical Analysis Plan, Interim Analysis Number 1: Seocalcitol versus Placebo in the Adjuvant Treatment of Hepatocellular Carcinoma	EBC 9802 INT	15-AUG-2002

• DMFs
Type I DMF No. 10842, Manufacturing Facilities		MAR-1994
Yearly updates of Type I DMF No. 10842		1995-1999
Type I DMF No. 11585, Facilities, Personnel and General Operating Procedures		JUL-1995
Yearly updates of Type I DMF No. 11585		1996-1997
Type II DMF No. 10840, Drug Substance		MAR-1994
Yearly updates of Type II DMF No. 10840		1995-2004
Type II DMF No. 11505, Drug Product		MAY-1995
Yearly updates of Type II DMF No. 11505		1996-2004

• Miscellaneous
Part IV EBC 9703 US, Final Protocol	EBC 9703 US	09-DEC-1997
Sponsor-Investigator IND for Compassionate Use (ALS)		09-SEP-1998

Title	Doc ID (Availability)	Date
FDA Briefing Document for EoP2 Meeting		30-JUN-2000
FDA Meeting Minutes, EoP2		11-AUG-2000
FDA Telecon Meeting Minutes		27-JUN-2001
FDA Telecon Meeting Minutes		04-JUN-2002
Follow-up Protocol Assistance, Gastro-resistant Capsules 5 mcg, Hepatocellular Carcinoma		APR-2002
Abbreviated Clinical Study Report, EBC 9703 US: EB 1089 in Early Recurrent Prostate Cancer	EBC 9703 US	24-MAR-2004

CANADA:
• INDs
Pre-IND Information Package: EB 1089 in PTHrP Suppression, EBC 9506 INT		JAN-1996
Protocol EBC 9506 INT: EB 1089 in PTHrP Suppression		AUG-1996
Correspondence with authorities regarding EBC 9506 INT
Protocol EBC 9601 INT: EB 1089 in Colorectal Cancer		10-JUN-1996
Correspondence with authorities regarding EBC 9601 INT
Protocol EBC 9505 DK: EB 1089 in Hepatocellular Carcinoma		16-JAN-1996
Correspondence with authorities regarding EBC 9505 DK
Protocol EBC 9702 CA: EB 1089 and Apoptosis in Prostate Cancer		27-MAR-1998
Correspondence with authorities regarding EBC 9702 CA
Protocol EBC 9801 INT: Advanced Hepatocellular Carcinoma		16-MAR-1999
Correspondence with authorities regarding EBC 9801 INT
Protocol EBC 9802 INT: Adjuvant Treatment of Hepatocellular Carcinoma		19-MAY-1999
Correspondence with authorities regarding EBC 9802 INT

• Clinical Trial Applications

Title	Doc ID (Availability)	Date
Protocol EBC 9702 CA: EB 1089 and Apoptosis in Prostate Cancer		27-MAR-1998
Protocol Amendment: EBC 9702 CA		18-OCT-2001
Quality Amendment: Extension of Shelf Life, EBC 9801 INT and EBC 9802 INT		NOV-2002
Protocol Amendment #5, 26-MAR-2003: Switch to Non-enteric Coated Capsules, EBC 9801 INT		APR-2003
Protocol Amendment #7, 25-MAR-2003, EBC 9802 INT		APR-2003
Quality Amendment: Update to Non-enteric Coated Size 3 Capsules and Production Site Change for a Contract Manufacturer, EBC 9801 INT		08-MAY-2003
Correspondence with authorities regarding the above
• Miscellaneous
Seocalcitol placebo capsules: In-house approval of 36-month shelf life	_	NOV-2001
Correspondence with authorities regarding Investigator's Brochure for EB 1089

EU:
• Scientific Advice Request, 5 mcg Gastro-resistant Capsules, Hepatocellular Carcinoma
Correspondence with EMEA
Questions Concerning the Clinical Aspects Followed by the Company's Position and Justification		31-AUG-2000
Questions Concerning the Pre-clinical Aspects Followed by the Company's Position and Justification		30-AUG-2000
Questions Concerning the Quality Aspects Followed by the Company's Position and Justification		AUG-2000
Annex 1: Background Information		31-AUG-2000
Annex 2: Quality		AUG-2000
Annex 3: Pre-clinical		29-AUG-2000
Annex 4: Clinical		31-AUG-2000
Correspondence with EMEA regarding the above

Title	Doc ID (Availability)	Date
Request for Initial Multidisciplinary Scientific Advice (EBC 9801 INT: Advanced HCC; EBC 9802 INT: Adjuvant treatment of HCC)	OCT-2000
• Orphan Drug Application, Hepatocellular Carcinoma
Correspondence with EMEA
Original Application	MAR-2001
Annual Report, 1 Aug. 2001 - 31 July 2002	SEP-2002
Annual Report, 1 Aug. 2002 - 31 July 2003	SEP-2003

Denmark:
Correspondence with authorities regarding Clinical Trial Application, EBP 9401 DK (Psoriasis)
Correspondence with authorities regarding Clinical Trial Application, EBC 9601 INT (Colorectal Cancer)
Correspondence with authorities regarding Clinical Trial Application, EBC 9505 DK (Hepatocellular Carcinoma)
Correspondence with authorities regarding Clinical Trial Application, EBC 9604 INT (Breast Cancer)
Correspondence with authorities regarding use of EB 1089 enteric-coated capsules 5 mcg to certain hospitals
Correspondence with authorities regarding supply of EB 1089 to few patients with intestinal cancer

France:
Notification of Clinical Trial, EBC 9802 INT, France

Italy:
Request for approval of amendment to the Giudizio di Notorietà (EBC 9801 INT and EBC 9802 INT), Italy

Title	Doc ID (Availability)	Date
Spain:
Clinical Trial Application, Spain	, JUL-1999
Chem., Pharm. and Biol. Doc. for an IND, Capsules 5 mcg and Placebo Capsules, Spain	MAY-1999
Renewal of Clinical Trial Application	JUL-2001
Renewal of Clinical Trial Application, Non-enteric Coated Capsules	JUL-2003
Application for Use of Non-coated Capsules Size 3 (sent to Spain, Italy, France, UK and Canada)	28-APR-2003
Notification of Clinical Trials, EBC 9801 INT, EBC 9802 INT	04-DEC-2002

Sweden:
Notification of Clinical Trials, 5 mcg Enteric Coated Capsules, EBC 9701 INT, Norway and Sweden	MAR-1998
Correspondence with authorities regarding EBC 9701 TNT

UK:
• Clinical Trial Exemption, EB1089, CTX 00043/0189A
Original Application	DEC-1992
Variation, 2 mcg and 5 mcg: EBC 9101	25-FEB-1993
Variation: Commencing of Study EBC 9503	18-SEP-1995
Variation, 5 mcg: EBC 9504 INT	10-JAN-1996
Variation, 10 µg and 20 µg: Chem./Pharm. Doc.	JAN-1996
Variation, 1 µg: Chem./Pharm. Doc.	SEP-1996
Variation, 5 mcg, 10 mcg and 20 mcg: EBC 9601 INT	21-JUN-1996
Variation, 1 mcg, 5 mcg, 10 mcg and 20 mcg: EBC 9608 INT	04-OCT-1996
Variation, 5 mcg: EBC 9506 INT	18-SEP-1995
Variation: Extension of Maximum Treatment Length, EBC 9503 UK	27-JAN-1997
Variation, 5 µg: EBC 9505 DK	24-JUN-1997
Variation, 5 µg: Protocol EBC 9609 INT	08-APR-1999
Variation, 5 µg: EBC 9801 INT	12-MAY-1999
Variation, 5 µg: EBC 9802 INT	16-JUL-1999

Title	Doc ID (Availability)	Date
Variation, 5 µg: Extension of ShelfLife	NOV-2002
Variation: Supporting Data, Non-enteric Coated Capsule Size 3	JUN-2003
Correspondence with authorities regarding all of the above

• Miscellaneous
CTX, EB 1089 Propylene Glycol-Buffer Sol., Chem. & Pharm. Doe.	NOV-1992

Other Regulatory Information
Correspondence with the World Health Organization regarding International Nonproprietary Name for EB 1089

Draft EU SmPC for Seocalcitol (EBC 9801 INT)	28-AUG-2000